Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Beyond Air, Inc. on Form S-3, of our report dated June 10, 2021 with respect to the consolidated financial statements of Beyond Air, Inc. as of March 31, 2021 and 2020 and for the two year period ended March 31, 2021. We also consent to the reference to our Firm under the heading “Experts” in this Registration Statement.

/s/ Friedman LLP

January 24, 2022
East Hanover, New Jersey